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                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Stockholders and Board of Directors
North Side Savings Bank:


We consent to incorporation by reference in the registration statement on Form S-3 of North Fork Bancorporation, Inc., of our report dated October 18, 1995, relating to the consolidated statements of condition of North Side Savings Bank and subsidiaries as of September 30, 1995 and 1994 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1995 which is included in the Current Report on Form 8-K of North Fork Bancorporation, Inc. which is incorporated in Form S-3 by reference. We also consent to the reference to our firm under the heading "Experts" in the registration statement.


Our report refers to a change in accounting for certain investment in debt and equity securities.


/s/ KPMG Peat Marwick LLP

New York, New York
November 22, 1996